Exhibit 99.5

BENEFICIAL OWNER ELECTION

The undersigned acknowledge receipt of your letter and the enclosed materials referred to therein relating to the offering of transferable subscription rights (“Subscription Rights”) to purchase common shares of beneficial interest, par value $0.001 per share (“Common Shares”), of Seven Hills Realty Trust (the “Company”).

With respect to any instructions to exercise (or not to exercise) Subscription Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City Time, on December 3, 2025, the last business day prior to the scheduled expiration date of the Rights Offering, December 4, 2025 (the “Expiration Date”). The Expiration Date may be extended by the Board of Trustees of the Company.

This will instruct you whether to exercise Subscription Rights to purchase Common Shares held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions as to Use of Seven Hills Realty Trust Rights Certificates.”

PRIMARY SUBSCRIPTION RIGHT

Box 1. [ ] Please DO NOT EXERCISE PRIMARY SUBSCRIPTION RIGHT for Common Shares.

Box 2. [ ] Please EXERCISE PRIMARY SUBSCRIPTION RIGHT for Common Shares as set forth below.

The number of Subscription Rights for which the undersigned gives instructions for exercise under the Primary Subscription Right should not exceed the number of Subscription Rights that the undersigned is entitled to exercise.

OVER-SUBSCRIPTION PRIVILEGE

Box 1. [ ] Please DO NOT EXERCISE OVER-SUBSCRIPTION PRIVILEGE for Common Shares.

Box 2. [ ] Please EXERCISE OVER-SUBSCRIPTION PRIVILEGE for Common Shares.

Type of Privilege	Number of Shares	Per Share Price	Purchase Price
(Box 1)	(Box 2)	(Box 3)	(Box 4)
Primary Subscription Right		X $8.65 per share	$________________ Box 2 Number of shares times Box 3 price per share
Over-Subscription Privilege		X $8.65 per share	$_________________ Box 2 Number of shares times Box 3 price per share
TOTAL PAYMENT			$__________________ Total of Box 4 amounts

[ ] Payment in the amount of $___________ as set forth in Box 4, is enclosed.

[ ] Please deduct payment in the amount of $___________ as set forth in Box 4 from the following account maintained by you as follows:

Type of Account	Account Number

Signature of Account Holder

Print or type name below